Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Xtant Medical Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Maximum Aggregate Offering Price	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Equity	Common Stock, par value $0.000001 per share(1)(2)	—	(3)(4)	(5)	—	—	—	—	—
Equity	Preferred Stock, par value $0.000001 per share(2)	—	(3)(4)	(5)	—	—	—	—	—
Equity	Warrants(2)	—	(3)	(5)	—	—	—	—	—
Equity	Units(6)	—	(3)	(5)	—	—	—	—	—
Unallocated (Universal Shelf)	—	415(a)(6)	(3)(4)	$150,000,000.00	—	S-3	333-255988	May 18, 2021	$16,365.00
Equity	Common Stock, par value $0.000001 per share	415(a)(6)	18,218,374 shares(7)	$18,127,282.13 (8)	—	S-3	333-255988	May 18, 2021	$3,319.33
Total Offering Amounts				$168,127,282.13	$24,815.59
Total Fees Previously Paid					—
Total Fee Offsets					$19,684.33
Net Fee Due					$5,131.26

(1)	The aggregate amount of the registrant’s common stock registered hereunder is limited, solely for purposes of any at-the-market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Warrants will represent the right to purchase shares of the registrant’s common stock or preferred stock.
(3)	An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares and other securities that may be issued upon exercise, settlement, exchange or conversion of, or pursuant to the anti-dilution provisions of, securities offered or sold hereunder.
(4)	Pursuant to Rule 416 under the Securities Act, the shares of the registrant’s common stock and preferred stock being registered hereunder include such indeterminate number of shares of the registrant’s common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(5)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act. Securities registered hereby may be sold separately or together with other securities registered hereby. Units may consist of two or more of the securities listed in “Table 1: Newly Registered and Carry Forward Securities” offered and sold together.
(6)	Units may consist of two or more of the securities listed in “Table 1: Newly Registered and Carry Forward Securities” offered and sold together.
(7)	The amount to be registered hereunder includes an aggregate of 18,218,374 shares of the registrant’s common stock to be sold by the selling stockholders named in this registration statement.
(8)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sale prices of the registrant’s common stock ($0.995) on March 25, 2024, as reported on the NYSE American.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
—	—	—	—	—	—	—		—	—	—	—	—
Rule 457(p)
Fee Offset Claims	Xtant Medical Holdings, Inc.	Form S-3	333-255988	May 11, 2021	—	$19,684.33	(9)	Equity	Common Stock, par value $0.000001 per share	(9)	$19,684.33	—
Fee Offset Sources	Xtant Medical Holdings, Inc.	Form S-3	333-255988	—	May 11, 2021	—		—	—	—	—	$19,684.33

(9)	On May 11, 2021, the registrant filed a Registration Statement on Form S-3 (File No. 333-255988), which became effective on May 18, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered (i) up to $150,000,000 in aggregate principal amount of shares of common stock, preferred stock, warrants and units for sale by the registrant and (ii) 18,218,374 shares of common stock held by selling stockholders named therein for resale by such selling stockholders, in each case, which were not sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets $19,684.33 of the $19,684.33 registration fee previously paid in connection with such unsold securities, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.